EXHIBIT 19
                             POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED INSURANCE SERIES and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE



/s/John F. Donahue            Chairman and TrusteeNovember 13, 1996
John F. Donahue                (Chief Executive Officer)
/s/J. Christopher Donahue     President and TrusteeNovember 13, 1996
J. Christopher Donahue


/s/John W. McGonigle          Treasurer and ExecutiveNovember 13, 1996
John W. McGonigle               Vice President (Principal
                                Financial and Accounting
                                Officer)


/s/Thomas G. Bigley           Trustee           November 13, 1996
Thomas G. Bigley



/s/John T. Conroy, Jr.        Trustee           November 13, 1996
John T. Conroy, Jr.




SIGNATURES                    TITLE                          DATE



/s/William J. Copeland        Trustee           November 13, 1996
William J. Copeland



/s/James E. Dowd              Trustee           November 13, 1996
James E. Dowd


/s/Lawrence D. Ellis, M.D.    Trustee           November 13, 1996
Lawrence D. Ellis, M.D.



/s/Edward L. Flaherty, Jr.    Trustee           November 13, 1996
Edward L. Flaherty, Jr.



/s/Peter E. Madden            Trustee           November 13, 1996
Peter E. Madden



/s/Gregor F. Meyer            Trustee           November 13, 1996
Gregor F. Meyer



/s/John E. Murray, Jr.        Trustee           November 13, 1996
John E. Murray, Jr.



/s/Wesley W. Posvar           Trustee           November 13, 1996
Wesley W. Posvar



/s/Marjorie P. Smuts          Trustee           November 13, 1996
Marjorie P. Smuts




Sworn to and subscribed before me this 13th day of November, 1996


/s/ Jody L. Petras